First Connecticut Bancorp, Inc. Sets Date for Annual Shareholders Meeting

FARMINGTON, CT – April 24, 2012 – First Connecticut Bancorp, Inc., the holding company for Farmington Bank, announced today that its Board of Directors has scheduled the corporation’s annual meeting of shareholders for 10:00 a.m. EST, July 11, 2012 at Central Connecticut State University in the Constitution Room located in Memorial Hall, 1615 Stanley Street, New Britain, Connecticut.

The record date for shareholders to vote at the meeting is May 25, 2012.

Farmington Bank is a full-service community bank with 17 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. Farmington Bank, with assets of $1.6 billion, is a wholly-owned subsidiary of First Connecticut Bancorp, Inc. (NASDAQ Global Market: FBNK). For more information about Farmington Bank, visit farmingtonbankct.com.

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